                                 AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                EQ FINANCIAL CONSULTANTS, INC. / CLASS 1A SHARES

        AMENDMENT NO. 2 to Distribution Agreement ("Amendment No. 2"), dated as of December 31, 1998, between EQ Advisors Trust, a Delaware business trust (the "Trust") and EQ Financial Consultants, Inc., a Delaware corporation (the "Distributor").

        The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to Class 1A Shares (the "Original Agreement") dated as of April 14, 1997 between them, as amended by Amendment No. 1, dated as of December 9, 1997 (the Original Agreement, together with such Amendment, the "Agreement") as herein provided. All terms used in this Amendment No. 2, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

        1. New Portfolios The Trust hereby authorizes the Distributor to participate in the distribution of Class 1A Shares of the MFS Growth with Income Portfolio, the Evergreen Foundation Portfolio and the Evergreen Portfolio (the "New Portfolios) on the terms and conditions contained in the Agreement.

        2. Duration of Agreement as to New Portfolios This Agreement shall continue in effect until December 31, 1999 with respect to the New Portfolios and thereafter will continue annually with respect only so long as such continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Original Agreement) or any policies on conflicts adopted by the Board of Trustees; provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

        3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class 1A Shares, is hereby replaced in its entirety by Appendix A attached hereto.

        Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.


      EQ ADVISORS TRUST                     EQ FINANCIAL CONSULTANTS, INC.

      By:                                   By:
         -----------------------------         -----------------------------
         Peter D. Noris                         Michael S. Martin
         President and Trustee                  Chairman of the Board and
                                                Chief Executive Officer

                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                                 CLASS 1A SHARES

                                   Portfolios
                                   ----------

Portfolios In Original Agreement:
---------------------------------

       EQ/Putnam Growth & Income Value Portfolio
       EQ/Putnam International Equity Portfolio
       EQ/Putnam Investors Growth Portfolio
       EQ/Putnam Balanced Portfolio
       Merrill Lynch World Strategy Portfolio
       Merrill Lynch Basic Value Equity Portfolio
       MFS Research Portfolio
       MFS Emerging Growth Companies Portfolio
       Morgan Stanley Emerging Markets Equity Portfolio
       T. Rowe Price International Stock Portfolio
       T. Rowe Price Equity Income Portfolio
       Warburg Pincus Small Company Value Portfolio


Portfolios Added by Amendment No. 1:
------------------------------------

       BT Equity 500 Index Portfolio
       BT International Equity Index Portfolio
       BT Small Company Index Portfolio
       JPM Core Bond Portfolio
       Lazard Small Cap Value Portfolio
       Lazard Large Cap Value Portfolio

Portfolios Added by Amendment No. 2:
------------------------------------

       EQ/Evergreen Foundation Portfolio
       EQ/Evergreen Portfolio
       MFS Growth with Income Portfolio

                                       1